Exhibit 10.9
Power of Attorney
This Power of Attorney is signed by the following Principals on September 10, 2007 in Shanghai, China:
Principals:

Principal A:	Liu Qinying

ID Card No.:	310107196204292069

Address:	Room 803, Building No.3, lane 1128 Xikang Road, Putuo District, Shanghai

Principal B:	Yang Le

ID Card No.:	440232197003160049

Address:	Room 11J Building No.2 Longzhuhuayuanmingzhu Qarter, Buji Town, Longgang District, Shenzhen, Guangdong

Agent:	Liang Guojun
Whereas:
(1)	The Principals are shareholders of Shanghai Jingli Advertising Co., Ltd. (hereinafter referred to as “Jiingli Advertising”) in which Liu Qinying and Yang Le hold 60% equity interest and 40% equity interest respectively;

(2)	The Principals are willing to irrevocably delegate to the Agent their shareholders’ rights, and the Agent is willing to accept such delegation.

Now therefore, the Principals hereby irrevocably authorizes Agent to exercise all such voting rights vested in them in the shareholders’ meeting of Jingli Advertising in accordance with laws and the articles of association of Jinigli Advertising, including but not limited to, the voting right with respect to the sale or transfer of all or any equity interest held by the Principals in Jingli Advertising and the designation and appointment of directors in the shareholders’ meeting of Jingli Advertising , etc., as authorized representatives of the Principals.
This Power of Attorney is a “full discretionary power of attorney”, that is, the Agent may exercise the shareholders’ rights on behalf of the Principals at its own discretion and the Principals will not issue new instructions or requests to the Agent for the exercising of such shareholders’ rights in Jingli Advertising, provided that the Agent shall exercise such shareholders’ rights on behalf of the Principals in accordance with the Company Law of China and the articles of association of Jingli Advertising.
This Power of Attorney shall take effect once signed by the Principals. The authorizations of the Principals are several. In the event that the authorization of any Principal becomes invalid or terminated, the authorization of other Principal shall not be affected.
The Principals agree that this Power of Attorney shall take effect as of September 10, 2007. The Agent acknowledges that the shareholders’ resolution made by the Principals prior to this Power of Attorney and the Principals shall be deemed to have complied with this Power of Attorney. This Power of Attorney shall remain valid for 10 years as of effective date hereof. The term of this Power of Attorney shall be automatically extended for a further ten years unless the Agent terminates this Power of Attorney in a written form three months prior to the expiration hereof.
The Principals hereof shall faithfully disclose to their successors (if applicable) all provisions of this Power of Attorney and warrant that their successors (if applicable) will succeed to all the obligations hereunder.

[this is the signature page, which does not contain any text of the Power of Attorney]
Signature by: /s/ Liu Qinying
Signature by: /s/ Yang Le

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